Exhibit 23.1
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                                              |PRICEWATERHOUSECOOPERS
                                              |West London Office
                                              |Harman House
                                              |1 George Street
                                              |Uxbridge UB8 1QQ
                                              |Telephone  + 44 (0) 1895 273333
                                              |Facsimile  + 44 (0) 1895 274777





The Directors
Silverstar Holdings Limited
Clarendon House
Church Street
Hamilton, HM CX
Bermuda

Dear Sirs

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 13, 2000, except for Note 2(m)(ii) as to which the date is February 20, 2001, relating to the financial statements, which appears in Silverstar Holdings, Limited Annual Report on Form 10-K for the year ended June 30, 2001.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
West London
June 13, 2002